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                                                                    EXHIBIT 10.7




                   TECHNOLOGY AND SOFTWARE LICENSE AGREEMENT

This Technology and Software License Agreement is effective as of the ___ day of ___________, 2000 (the "Effective Date") and is by and between Enmax Corporation, a Utah corporation ("Licensor"), and EnvironMax.com, Inc., a Utah corporation ("Licensee").

SECTION 1 - DEFINITIONS APPLICABLE IN THIS AGREEMENT

1.1 "HMMS TECHNOLOGY" means all such technology and Computer Programs and all existing and future inventions, know-how, products, methods, processes, ideas, data, experimental results, and works of authorship of Licensor, including a computer software system for use in inventorying, management and tracking of hazardous waste and hazardous materials.

1.2 "COMPUTER PROGRAMS" includes, without limitation, the following: (a) the source code, object code, executable code, machine readable code, binary and all other forms of the computer programs and all Documentation therefor and to the HMMS Technology, and (b) the most current version thereof and all prior and subsequent versions thereof.

1.3 "LICENSOR INTELLECTUAL PROPERTY" means any and all copyrights, trade secrets, patent rights, trademarks, skill, know how and other intellectual property in or relating to HMMS Technology. "Licensor Intellectual Property" includes, with respect to any jurisdiction, any and all copyright registrations and applications, and patents and patent applications of Licensor relating to HMMS Technology.

1.4 "DEVELOPMENT ENVIRONMENT" means the programming documentation, software tools, utilities, development automation software, and other code, materials and items used by Licensor's programmers to compile, develop, maintain and enhance HMMS Technology. Anything needed to compile, build, service, modify, maintain or revise HMMS Technology (other than commercially available operating systems, compilers, tool kits and products) shall be included in and with the Development Environment. If a component of the Development Environment is commercially available to the public, Licensor need not deliver, but must specifically identify the component for Licensee.

1.5 "DOCUMENTATION" means all use, programming and maintenance documentation, including user manuals, programming manuals, logic flow charts, and programming notes.

SECTION 2 - LICENSE



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2.1 EXCLUSIVE LICENSE. Licensor hereby grants to Licensee a worldwide, perpetual, fully paid up, royalty free, exclusive license, to use, copy, display, perform, practice and improve HMMS Technology and Licensor Intellectual Property, and to make and have made HMMS Technology, and to modify, enhance and improve HMMS Technology (including the Computer Programs thereof) and Licensor Intellectual Property, and to create derivative works based on HMMS Technology or Licensor Intellectual Property (the "License").

2.2 RIGHT TO SUBLICENSE. The License includes the right for Licensee to grant sublicenses under the License. Licensee has no implied obligations under the License.

SECTION 3 - DEVELOPMENT AND DELIVERY OF HMMS TECHNOLOGY

3.1 DEVELOPMENT OF PROGRAM AND DOCUMENTATION. Licensee develop, test, debug, market and own any technology, Computer Programs, products or services based on or as an update, expansion, revision or replacement of all or any of the HMMS Technology.

3.2 DELIVERY. Licensor has or shall deliver to Licensee the Deliverables for HMMS Technology to the extent it exists as of the date of such delivery.

3.3 DELIVERABLES. Licensor shall deliver to Licensee the following "Deliverables" for HMMS Technology software: (a) the HMMS Technology source code, and (b) the HMMS Technology Documentation and Development Environment (defined in Section 3.4). As to non-software forms of HMMS Technology, the "Deliverables" will include such documents, written descriptions, media, samples, and other tangible representations as are useful or necessary for complete disclosure and transfer of HMMS Technology to Licensee.

3.4 HMMS TECHNOLOGY TRANSFER. Licensor shall fully disclose and transfer the HMMS Technology to Licensee. Licensor shall provide such disclosures as are reasonably requested by Licensee from time to time. Licensor shall have its best programmers and technical support personnel available to Licensee for question and answer purposes and other disclosures.

3.5 ACCURACY OF DATA. Licensor agrees to furnish and deliver to Licensee, as promptly as practicable following the Effective Date, all HMMS Technology to the extent same is owned, possessed or otherwise becomes available to Licensor.

SECTION 4 - PROTECTION

4.1 ENFORCEMENT. If either Party learns of a possible infringement, misappropriation or any challenge to any Licensor Intellectual Property by a third party, then the Party



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shall promptly give notice thereof to the other, together with a copy of all evidence, materials and correspondence relating thereto. Licensee has the authority, right and power, but not the obligation, to enforce the Licensor Intellectual Property against any infringer or misappropriator for infringement or misappropriation, and any challenges to the Licensor Intellectual Property, including its validity or enforceability, provided such infringement, misappropriation or challenge would reasonably affect the Permitted Purposes. Licensee may do so in its own name and/or the name of Licensor. Licensee shall be entitled to any damages, attorneys' fees, and other remedies and relief granted and any payments and other consideration given in settlement. In the event of any dispute, litigation or arbitration involving Licensee and relating to HMMS Technology or Licensor Intellectual Property, the Parties shall fully cooperate with and assist each other in connection with such dispute, litigation, arbitration or settlement.

4.2 PROTECTION OF INTELLECTUAL PROPERTY. Licensor shall be reasonably diligent in registering, patenting, maintaining and protecting Licensor Intellectual Property during the term of the License. Licensor shall keep Licensee informed of the filing, prosecution, progress, maintenance, and status of trademark applications, copyright applications and patent applications, as well as any resulting registrations and patents.

4.3 COOPERATION. The Parties agree to reasonably cooperate with each other, without fees or remuneration, in obtaining of any and all governmental listings, approvals, validations and/or certifications necessary or desirable for enjoyment of the License under this Agreement.

SECTION 5 - CONFIDENTIALITY

5.1 MUTUAL OBLIGATION. Each Party may possess unpublished works of authorship, drawings, data, formulae, photographs, software programs, samples, specifications, designs, proprietary information, secret production processes, methods and apparatus, know-how, and other trade secrets and other data and technical and/or business information which it is contemplated may or will be furnished to the other Party during the course of the Agreement (collectively "Proprietary Data"). Subject to the terms of this Agreement: (a) as between the Parties, any and all such Proprietary Data shall remain the exclusive property of the furnishing Party; and (b) the receiving Party agrees to keep the same confidential in the same manner it treats its own confidential information and to require its employees who may be required to have access to same to keep the same confidential during the term of this Agreement and thereafter, and to return same including all copies thereof to the furnishing Party upon termination of this Agreement, except as may be necessary to carry out its respective obligations hereunder; (c) the receiving Party agrees to keep all documents and other material bearing or incorporating the Proprietary Data at the recipient's usual places of business; and (d) the receiving Party further agrees not to use for any purpose, reproduce, transform, or store any of said Proprietary Data upon an externally



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accessible computer or electronic information retrieval system or to transmit it in any form or by any means whatsoever outside of its usual place of business.

5.2 EXCEPTIONS. Nothing in Section 5.1 or elsewhere within this Agreement, express or implied to the contrary, shall in any way be construed as creating any obligations of either Party with respect to, or in any way restricting or impairing the right of either Licensor or Licensee, to continue their respective businesses, disclose or use, in any manner any of the following:

(a) information which at the time of disclosure has been lawfully published or is in the public domain, or is or has been generally available to the trade or the public;

(b) information which after disclosure becomes lawfully published or becomes part of the public domain, or becomes available to the trade or the public otherwise than through a breach of this Agreement by the recipient;

(c) information which was known to the recipient prior to receipt from the disclosing Party, provided such prior knowledge can adequately be substantiated by documentary evidence antedating the disclosure by the other Party or by sworn corroboration testimony;

(d) information which becomes known to the receiving Party from a source which legally derives such information independently of the disclosing Party under this Agreement;

(e) information released by the disclosing Party without restriction to anyone;
or

(f) information which is independently developed by the receiving Party which the receiving Party can so substantiate by documentary evidence antedating the disclosure by the other Party or by sworn corroboration testimony.

SECTION 6 - SPECIAL PROVISIONS

6.1 INDEMNIFICATION. Licensor shall indemnify Licensee and its directors, officers, shareholders, employees, representatives and customers against and hold them harmless from: (a) any claim by a third party that HMMS Technology infringes any copyrights, trade secrets, patents or other intellectual property;
(b) any claim by a third party that this Agreement is in violation or breach of any contract, assignment, license or sublicense to which Licensor is a party or has knowledge; (c) any claim relating to any past, present or future use, licensing, sublicensing, distribution, marketing or commercialization of HMMS Technology by Licensor; (d) any claim asserted by any customer of Licensor relating to HMMS Technology or any business activity of Licensor; and (e) any litigation, judgments, awards, attorneys' fees, liabilities,



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settlements, damages, losses and expenses relating to or arising from (a), (b),
(c) or (d), above in this Section 6.1.

6.2 EXPORT ACT. Licensee warrants that neither the HMMS Technology (including Computer Programs) nor any software or Documentation associated therewith or based thereon will be made available or exported by or through Licensee to any country in contravention of any law or regulation of the United States or any of its agencies, including the Export Administration Act and regulations relating thereto and any successor legislation or regulations thereto.

SECTION 7 - WARRANTIES

7.1 INFRINGEMENT. Licensor warrants to Licensee that HMMS Technology does not and will not, and the use and copying of HMMS Technology by Licensee and Licensee Controlled Subsidiaries will not, infringe or violate any copyright, patent, trade secret, trademark or other right of any third party. Licensor warrants to Licensee that it has no knowledge of, or reason to believe, that any third party may claim any rights to HMMS Technology contrary to or inconsistent with this Agreement.

7.2 OWNERSHIP. Licensor warrants that Licensor is and will be the sole and exclusive owner of HMMS Technology and Licensor Intellectual Property and that they are not, and will not become, subject to any assignment, license, sublicense, encumbrance, restriction or defect in title or to any other agreement in conflict with this Agreement or Licensee's right to use the HMMS Technology and otherwise exercise the License.

7.3 NO CONFLICTING AGREEMENTS; GOVERNMENT CONTRACTS. Licensor warrants that this Agreement is not in conflict with any other agreement to which Licensor is a party or with any obligation of Licensor to any third party. Licensee understands that certain government agencies may have licenses to use HMMS software or all or part of the HMMS Technology and that Licensee's rights in the same are subject to such rights.

SECTION 8 - GENERAL PROVISIONS

8.1 RELATIONSHIP. Licensor and Licensee are separate and individual entities. This Agreement does not convey any authority or power upon either Party to make any agreement or commitment in the name of or on behalf of the other Party, or for the Parties jointly, or to incur any liability or indebtedness whatsoever for the account of the other. This Agreement shall not be deemed to constitute the Parties as partners or joint venturers, and neither Party, nor their respective agents and employees, shall under any circumstances be deemed the agent or representative of the other.

8.2 SEVERABILITY. In case any one or more of the provisions contained herein shall,



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for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and such provision shall be construed, narrowed and limited to the extent necessary to remove such invalidity, illegality or unenforceability with respect to the applicable law as it shall then be applied.

8.3 GOVERNING LAW AND CHOICE OF FORUM. This Agreement shall be governed, construed and enforced in accordance with the laws of the state of Utah without regard to conflict or choice of law principles. Any litigation or arbitration between the Parties relating to this Agreement or its subject matter shall be exclusively conducted in Salt Lake Count, Utah. The Parties hereby submit to such jurisdiction and venue.

8.4 FINAL AGREEMENT. This Agreement constitutes the final, complete and exclusive agreement and understanding between the Parties relative to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations, correspondence, and discussions, written or oral, between the Parties with respect thereto.

8.5 MODIFICATION OF AGREEMENT. Any rescission, modification, revision or amendment of this Agreement shall not be effective unless made in a writing executed by both of the Parties.

8.6 WAIVER. Any waiver of, or promise not to enforce, any right under this Agreement shall not be enforceable unless evidenced by a writing signed by the Party making said waiver or promise.

8.7 HEADINGS. The section and other headings in this Agreement are for the purpose of convenience only and shall not limit, enlarge or affect any of the covenants, terms, conditions or provisions of this Agreement.

8.8 CONSTRUCTION. The wording used in this Agreement is the wording chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Whenever the context reasonably permits, the singular shall include the plural, the plural shall include the singular, and the whole shall include any part thereof.

8.9 NOTICES. All notices and reports, wherever required in this Agreement, shall be in writing. Notices and reports shall be deemed to have been sufficiently given if a copy is sent both (a) by facsimile, and (b) by reputable international commercial courier to the Parties at the respective address then current addresses. Notices shall be effective upon actual receipt thereof.

8.10 SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.



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8.11 ASSIGNMENT. This Agreement is assignable by Licensee, provided that the assignee agrees in writing to assume the obligations of Licensee under this Agreement.

8.12 FURTHER ASSURANCES. Licensor shall execute and deliver to Licensee such additional documents and shall take shall additional action as Licensee reasonably requests to better effectuate or evidence the License or intent of this Agreement.

8.13 COUNTERPARTS. This Agreement may be executed in any number of duplicate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. The persons signing below represent that they are duly authorized to execute this Agreement for and on behalf of the Party for whom they are signing.

8.14 AUTHORIZED EXECUTION. The individuals signing this Agreement below represent that they are duly authorized to execute this Agreement for and on behalf of the Party for whom they are signing.

AGREED TO AND ACCEPTED BY:

                  Enmax Corporation  ("Licensor")

                           By (signature): /s/ CHARLES MEREDITH
                                           -------------------------------------
                           Name (print):   Charles Meredith
                                        ----------------------------------------
                           Title: Executive Vice President
                                 -----------------------------------------------

                  EnvironMax.com, Inc. ("Licensee")

                           By (signature): /s/ FRED NICHOLS
                                           -------------------------------------
                           Name (print):   Fred Nichols
                                        ----------------------------------------
                           Title: President
                                 -----------------------------------------------



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